Exhibit 99.1

Mechanical Technology Announces Closing of Partial Exercise of Over-
Allotment Option in Preferred Stock Offering

ALBANY, N.Y., September 28, 2021 – Mechanical Technology, Incorporated (“MTI” or the “Company”), (NASDAQ: MKTY), the parent company of EcoChain, Inc. ("EcoChain"), a cryptocurrency mining business powered by renewable energy, and MTI Instruments, Inc. ("MTI Instruments"), a test and measurement instruments and systems business, today announced that it closed the issuance and sale of an additional 86,585 shares (the “Option Shares”) of its 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), to the underwriters in its previously announced public offering of Series A Preferred Stock, pursuant to the partial exercise of their over-allotment option to purchase up to an additional 108,000 shares of Series A Preferred Stock, at a price to the public of $25.00 per share, resulting in additional gross proceeds of approximately $2.16 million, less applicable underwriter discounts and estimated offering expenses.

The shares of the Series A Preferred Stock began trading on Nasdaq under the symbol “MKTYP” on August 23, 2021.

Univest Securities, LLC acted as the sole book running manager for this offering.

The Company expects the initial dividend with respect to the Option Shares, along with the regular monthly dividend on the Series A Preferred Stock, will be paid on or about October 31, 2021, including for the period from issuance through September 30, 2021, if and when declared by the Company’s Board of Directors to holders of record of Series A Preferred Stock as of a record date to be determined by the Board of Directors.

The offering was conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-257300), as amended, including by its registration statement on Form S-1MEF filed pursuant to Rule 462(b), previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Univest Securities, LLC, 375 Park Avenue, 15th Floor, New York, NY 10152, by phone (212) 343-8888 or e-mail info@univest.us.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MTI

MTI is the parent company of MTI Instruments, Inc. and EcoChain, Inc. Through EcoChain, MTI develops cryptocurrency mining facilities powered by renewable energy that integrate with the blockchain network. Through MTI Instruments, MTI is engaged in the design, manufacture and sale of test and measurement instruments and systems that use a comprehensive array of technologies to solve complex, real-world applications in numerous industries. Those include manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. For more information about MTI, please visit https://www.mechtech.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to: (1) those risk factors set forth in the Company's Registration Statement on Form S-1 (File No. 333-257300), as amended; and (2) other risks and uncertainties that may be detailed from time to time in MTI’s reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact Information:

Lisa Brennan
lbrennan@mtiinstruments.com

Investor Relations:

Kirin Smith, President
PCG Advisory, Inc.
Ksmith@pcgadvisory.com